# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TRANSIT PRO TECH INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 2023, AT 12:42 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7490185 8100
SR# 20232554502

Authentication: 203467328
Date: 06-01-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 05/31/2023
FILED 12:42 PM 05/31/2023
SR 20232554502 - File Number 7490185

# CERTIFICATE OF INCORPORATION
# OF
# TRANSIT PRO TECH INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does hereby certify:

## ARTICLE I
## NAME

The name of this corporation is Transit Pro Tech Inc. (the "*Corporation*").

## ARTICLE II
## PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

## ARTICLE III
## REGISTERED AGENT

The address of the Corporation's registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation's registered agent at such address is Corporation Service Company.

## ARTICLE IV
## CAPITALIZATION

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 21,000,000 shares, consisting of (a) 20,000,000 shares of common stock (the "Common Stock"), including (i) 19,000,000 shares of Class A Common Stock (the "Class A Common Stock"), and (ii) 1,000,000 shares of Class B Common Stock (the "Class B Common Stock"), and (b) 1,000,000 shares of preferred stock (the "Preferred Stock").

4.2 Preferred Stock. The board of directors of the Corporation (the "***Board***") is hereby expressly authorized to provide, out of the unissued shares of the Preferred Stock, one or more series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a "***Preferred Stock Designation***") filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

4.3 Common Stock.

(a) *Voting.*

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation. Any action required or permitted to be taken at any meeting of the holders of Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class A and Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State

of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a class or have the right to act by written consent as a class, on all matters presented to the stockholders of this Corporation or as to which the stockholders of this Corporation may act by written consent and, as to all matters acted upon by holders of Common Stock, the holders of Class A Common Stock shall each be entitled to one vote for each such share on each matter properly submitted to the stockholders for a vote or on which the holders of the Common Stock are entitled to act by written consent and the holders of Class B Common Stock each be entitled to twenty votes for each such share on each matter properly submitted to the stockholders for a vote or on which the holders of the Common Stock are entitled to act by written consent.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.

(b) *Conversion of Class B Common Stock.*

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder at any time or from time to time and without payment of any additional consideration. In order for a holder of Class B Common Stock to convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Class B Common Stock, at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Common Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and the conversion notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. The shares of Class A Common Stock issuable upon conversion of any shares of Class B Common Stock shall be deemed outstanding of record as of the applicable Conversion Date.

(ii) The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B

Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock.

(iii) All shares of Series B Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange for such shares of Class B Common Stock and payment of any declared but unpaid dividends thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Series B Preferred Stock accordingly.

(iv) The Corporation shall pay any and all issue, stamp, transfer and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Class B Common Stock pursuant to this Subsection 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(v) In the event of any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Common Stock of the Company, into a greater or lesser number of shares occurring after the original filing of this Certificate the outstanding shares of Class A Common Stock and Class B Common Stock shall be treated substantially identically, except that provision shall be made to preserve the disproportionate voting rights of the Class B Common Stock relative to the Class A Common Stock.

(c) *Dividends.* Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) *Liquidation, Dissolution or Winding Up of the Corporation.* Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

## ARTICLE V
## DIRECTORS

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The number of directors of the Corporation shall be not less than one and determined in the manner provided in the Bylaws of the Corporation and may be increased or decreased from time to time in the manner provided in the Bylaws Written ballots are not required in the election of directors.

## ARTICLE VI
## BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors shall have the power to adopt, amend, alter, change, add or repeal the Bylaws; provided that the Board of Directors may not repeal or amend any Bylaw that the stockholders have expressly provided may not be repealed or amended by the

Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

## ARTICLE VII
## PREEMPTIVE RIGHTS

Preemptive rights Shall not exist with respect to shares of stock or securities convertible into stock of this Corporation.

## ARTICLE VIII
## CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this Corporation.

## ARTICLE IX
## LIMITED LIABILITY; INDEMNIFICATION

To the fullest extent that the DGCL, as it exists on the date hereof or hereafter may be amended, permits the limitation or elimination of the liability of directors and officers of the Corporation, a director or an officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such individual as a director or officer except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article shall not adversely affect any right or protection of a director or an officer of the Corporation with respect to events occurring prior to the time of such repeal or modification.

The Corporation, to the full extent permitted by the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

## ARTICLE IX
## INSOLVENCY; SALE, LEASE OR EXCHANGE OF ASSETS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

## ARTICLE X
## BUSINESS COMBINATION WITH INTERESTED STOCKHOLDERS

The Corporation hereby elects not to be governed by Section 203(a) of the DGCL.

**ARTICLE XI**
**AMENDMENT OF CERTIFICATE OF INCORPORATION**

The Corporation reserves the right to amend, alter, change, add or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in ARTICLE VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

**ARTICLE XII**
**INCORPORATOR**

The name of the sole incorporator of the Corporation is Vincent J. McGill, whose mailing address is c/o Neuhauser Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate as of May 31, 2023.

By: /s/ Vincent J. McGill
Name: Vincent J. McGill
Title: Sole Incorporator